Exhibit 99.1

PRESS RELEASE

NWH, INC. DECLARES $0.50 PER SHARE CASH DIVIDEND.

Contact:

Carl Nicola

NWH, Inc.

212 582 1212

New York—(BUSINESS WIRE)—August 4, 2005 — NWH, Inc. (NASDAQ: NWIR-News)  The board of directors of NWH declared on August 4, 2005 a quarterly dividend of $0.30 per share, plus a special dividend of $0.20 per share.  The dividend, aggregating $0.50 per share, will be payable in cash on November 3, 2005 to stockholders of record at the close of business on October 28, 2005.  NWH’s Board of Directors plans to review additional dividends on a quarterly basis.

NWIR was organized in 1993 as a holding and strategic resource company concentrating its resources on the acquisition, finance, development, and management of telecom, healthcare services, technology and media businesses.  Its principal operating subsidiary, Electronic Network Systems, Inc. (ENS) (www.enshealth.com) provides Internet and e-commerce connectivity between thousands of health care providers such as physicians, hospitals, clinics and practice management software vendors and third party commercial payers.